UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 5, 2015

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of GulfMark Offshore, Inc. (the “Company”) was held on June 5, 2015.  The stockholders of the Company voted on three proposals and cast their votes as described below.

1.  ELECTION OF EIGHT DIRECTORS

All eight nominees for Director were elected to serve until the next Annual Meeting and until their successors are duly elected and qualified. The following table sets forth the voting results with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Peter I. Bijur	18,267,239	1,208,602	3,748,590
David J. Butters	18,621,858	853,983	3,748,590
Brian R. Ford	19,044,227	431,614	3,748,590
Sheldon S. Gordon	19,158,677	317,164	3,748,590
Quintin V. Kneen	19,161,532	314,309	3,748,590
Steven W. Kohlhagen	19,175,835	300,006	3,748,590
Rex C. Ross	18,788,813	687,028	3,748,590
Charles K. Valutas	19,174,146	301,695	3,748,590

2.  ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

A proposal to approve named executive officer compensation was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,912,188	542,345	21,308	3,748,590

3.  A PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

A proposal to ratify the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2015 was approved by the following votes:

Votes For	Votes Against	Abstain
23,119,190	89,209	16,032

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2014		GulfMark Offshore, Inc.
	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President and Chief Financial Officer